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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) April 27, 2000
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                         UNIROYAL TECHNOLOGY CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State of other jurisdiction of incorporation)



         0-20686                                      65-0341868
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(Commission File Number)                     (IRS Employer Identification No.)



Two North Tamiami Trail, Suite 900
Sarasota, Florida                                           34236
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (941) 361-2100
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         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS

                  Pursuant to an Asset Purchase Agreement dated as of December 24, 1999, among Spartech Corporation ("Spartech"), High Performance Plastics, Inc. ("HPPI"), Uniroyal HPP Holdings, Inc. and Uniroyal Technology Corporation (the "Company"), HPPI, a wholly owned subsidiary of the Company, sold substantially all of its assets to Spartech for approximately $216 million in cash. The transaction was closed on February 28, 2000. Copies of the Asset Purchase Agreement, without exhibits, and the Amendment to Asset Purchase Agreement have been previously filed in our Form 8-K dated March 14, 2000. Restated unaudited pro forma condensed financial information is appended to this report as Exhibit 99.1.

ITEM 7. EXHIBITS

              99.1  Unaudited Pro Forma Condensed Financial Information



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              UNIROYAL TECHNOLOGY CORPORATION




Date:  April 27, 2000         By: /s/ George J. Zulanas, Jr.
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                              George J. Zulanas, Jr., Executive Vice President,
                              Treasurer and Chief Financial Officer




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